                          TOTAL CONTROL PRODUCTS, INC.
                             1996 STOCK OPTION PLAN

     1. PURPOSE OF THE PLAN. Under this 1996 Stock Option Plan (the "Plan") of Total Control Products, Inc. (the "Company"), options may be granted to eligible employees, directors and advisors to purchase shares of the Company's capital stock. The Plan is designed to enable the Company and its subsidiaries to attract, retain, and motivate their employees, directors and advisors by providing for or increasing the proprietary interest of such individuals in the Company. The Plan provides for options which qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as options which do not so qualify ("Nonstatutory Options"). Any option granted under this Plan shall be clearly identified as either an Incentive Option or a Nonstatutory Option.

     2. STOCK SUBJECT TO PLAN. The aggregate number of shares which may be issued under options is 550,000 shares of the Company's common stock subject to the adjustments hereinafter provided. Such number of shares shall be reserved by the Company for options granted under this plan. The shares which may be issued or delivered under the Plan may be either authorized but unissued shares or treasury shares or partly each. Shares of stock subject to the unexercised portions of any options granted under this Plan which expire or terminate or are cancelled may again be subject to options under the Plan.

     3. ELIGIBILITY. The employees eligible to be considered for the grant of Incentive Options hereunder are any person (including directors) regularly employed by the Company or its subsidiaries on a full-time, salaried basis. All such employees and all nonemployed directors or advisors of the Company or its subsidiaries shall be eligible to receive Nonstatutory Options hereunder.

     4. $100,000 INCENTIVE OPTION EXERCISE LIMITATION. The aggregate fair market value of the stock for which Incentive Options granted to any one eligible employee under this Plan and under all incentive stock option plans of the Company, its parent(s) and subsidiaries, may be their terms first become exercisable during any calendar year shall not exceed $100,000, determining fair market value of the stock subject to any option as of the time that option is granted. If the date on which one or more Incentive Options could be first exercised would be accelerated pursuant to any other provision of the Plan or any stock option agreement referred to in Section 10, or an amendment thereto, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then notwithstanding any such other provision the exercise date of such Incentive Options shall be accelerated only to the extent, if any, that is permitted under Section 422 of the Code and the exercise date of the Incentive Options with the lowest option prices shall be accelerated first.

     5. OPTION PRICE. The purchase price at which each stock option may be exercised (the "Option Price") shall be such price as the Administrator (as hereinafter defined), in its discretion, shall determine, and, in the case of Incentive Options, shall not be less than one hundred percent (100%) of the fair market value per share of the common stock covered by the

Incentive Option on the date of grant, except that in the case of an Incentive Option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any subsidiary (a "Ten Percent Employee"), the Option Price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this Section 5, the fair market value of the common stock shall be determined as provided in Section 11. For purposes of this Section 5, an individual (a) shall be considered as owning not only shares of the common stock owned individually but also all shares that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual, and (b) shall be considered as owning proportionately any shares owned, directly or indirectly by or for any corporation, partnership, estate or trust in which such individual shall be a shareholder, partner or beneficiary.

     6. EXERCISE OF OPTION. The option agreement may provide for partial exercise in installments. Exercisable options may be exercisable in full or in part. The period of time in which an option may be exercised shall be the period designated in the option. In the case of an Incentive Option such period shall not exceed ten (10) years from the date the option is granted and with respect to a Ten Percent Employee, such period of time shall not exceed five (5) years from the date the Incentive Option is granted. No Nonstatutory Option shall be exercisable after the expiration of ten years from the date of grant. An option to the extent exercisable at any time may be exercised in whole or in part.

     7. PAYMENT OF OPTION PRICE. Payment for stock purchased under any exercise of an option granted under this Plan shall be made in full in cash concurrently with such exercise. Alternatively:

     a. such payment may be made in whole or in part with shares of the same class of stock as that then subject to the option, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of stock (determined in a manner provided in Section 11 hereof) on the day preceding the date of exercise provided that the Company is not then prohibited from purchasing or acquiring shares of such stock; and/or

     b. such payment may be made in whole or in part by delivering to the Company a promissory note in the form of note attached hereto as Exhibit A; provided that if the Company becomes subject to the Securities and Exchange Act of 1934, payment by promissory note shall be subject to any applicable margin restrictions which may then be in effect as to the Company and, shall be subject to the provisions of Section 23 herein.

     8. NONTRANSFERABILITY. Any option granted under this Plan shall by its terms be nontransferable by the optionee other than by will or the laws of descent and distribution and is exercisable during the optionee's lifetime only by him or by his guardian or legal representative.

     9.  TERMINATION OF OPTION.  In the case of Incentive Options:

     a. If the employment or other service to the Company of an optionee (whether employee, nonemployed director, or advisor) who is not disabled within the meaning of Section 422(c)(6) of the Code (a "Disabled Optionee") is voluntarily terminated without cause or a subsidiary or an optionee retires under any retirement plan of the Company or a subsidiary, any then outstanding stock option held by such an optionee shall be exercisable, to the extent exercisable on the date of termination of employment or service, by such an optionee at any time prior to the expiration date of such stock option or within three months after the date of termination of employment or service, whichever is the shorter period.

     b. If the employment of an optionee who is a Disabled Optionee is voluntarily terminated without cause or if the service of a nonemployed director or advisor terminates because such individual becomes a Disabled Optionee, any then outstanding stock option held by such an optionee shall be exercisable in full, to the extent exercisable on the date of termination of employment or service, by such an optionee at any time prior to the expiration date of such stock option or within one year after the date of such termination of employment or service, whichever is the shorter period;

     c. Following the death of an optionee during employment or of a nonemployed director or advisor while serving as a director or advisor of the Company or a subsidiary, any outstanding stock option held by such an optionee at the time of death shall be exercisable in full, to the extent exercisable on the date of the death of the optionee, by the person or person entitled to do so under the Will of the optionee, or if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period.

     For all options issued hereunder, if the Company terminates the employment of an optionee for cause, all outstanding options held by the optionee at the time of such termination shall automatically terminate unless the Administrator notifies the optionee that his options will not terminate. A termination "for cause" is a termination on account of the optionee's fraudulent, dishonest or felonious conduct resulting in losses to the Company or substantial potential or actual liability of the Company to another person.

     Whether termination of employment or other service is a termination "for cause" and whether an optionee is disabled within the meaning of Section 422(c)(6) of the Code shall be determined in each case, in its discretion, by the Administrator and any such determination by the Administrator shall be final and binding.

     10. WRITTEN OPTION AGREEMENT. All options granted pursuant to the Plan shall be evidenced by written option agreements. Such option agreements shall comply with and be subject to all of the terms, conditions, and limitations set forth in this Plan and such further provisions, not inconsistent with this Plan, as the Administrator shall deem appropriate.

     11. DETERMINATION OF FAIR MARKET VALUE. Fair market value of the common stock shall be determined in good faith by the Administrator in accordance with a valuation method which is consistent with the guidelines set forth in Treasury Regulation 1.421-7(e)(2) or any applicable regulations issued pursuant to
Section 422 of the Code. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

     12. ADJUSTMENTS. If the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, recapitalization, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the number and/or kind of shares or securities for which options may thereafter be exercised. The Administrator shall make such adjustments as it may deem fair, just and equitable to prevent substantial dilution or enlargement of the rights granted to or available for optionees. No adjustment provided for in this Section 12 shall require the Company to issue or sell a fraction of a share or other security.

     If any such adjustment provided for in this Section 12 requires the approval of shareholders in order to enable the Company to Grant Incentive Options, then no such adjustment shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of Incentive Options, if the effect of any such adjustment would be to cause the stock option to fail to continue to qualify as an Incentive Option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Administrator may elect that such adjustment not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Administrator, in its sole discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such Incentive Option.

     13. ADMINISTRATION. The Plan shall be administered by a person or persons (the "Administrator") appointed by the Board of Directors of the Company. Any vacancy occurring in the position of Administrator shall be filled by appointments by the Board.

     The Administrator may interpret the Plan, prescribe, amend and rescind any rules or regulations necessary or appropriate for the administration of the Plan, and make such other determination and take such other action it deems necessary or advisable, except as otherwise expressly reserved for the Board of Directors of the Company. Without limiting the generality of the foregoing, the Administrator may, in its discretion, treat all or any portion of any period during which a participant is on military or other approved leave of absence from the Company or a subsidiary as a period of employment of such participant by the Company or such subsidiary, as the case may be, for purposes of accrual of his rights under his awards; provided, however, that no ISO may be awarded to an employee while he is on leave of absence.

     14. LIMITATIONS RESPECTING INCENTIVE OPTIONS. It is the intent of the Company and its subsidiaries to conform strictly to the requirements of Code
Section 422 with regard to Incentive Options granted pursuant to this Plan. Therefore, notwithstanding any other provision of this Plan, nothing herein with regard to Incentive Options shall contravene any requirement set forth in Code
Section 422 and if inconsistent provisions are otherwise found herein, they shall be deemed void and unenforceable or automatically amended to conform, as the case may be.

     15. RIGHT AS A SHAREHOLDER. An optionee, or his executor, administrator or legatee if he be deceased, shall have no rights as a shareholder with respect to any stock covered by his option under the date of issuance of the stock certificate to him or such stock after receipt of the consideration in full set forth in the option agreement or as may be approved by the Administrator.
Except as provided in Section 12 hereof, no adjustments shall be made for dividends, whether ordinary or extraordinary, whether in cash, securities, or other property, for distributions in which the record date is prior to the date for which the stock certificate is issued.

     16. MODIFICATION, EXTENSION AND RENEWAL. Subject to the conditions of, and within the limitations prescribed in, Section 14, hereof, the Administrator may modify, extend or renew options which are outstanding as granted under the Plan if otherwise consistent herewith. Notwithstanding the foregoing, no modification shall, without the prior written consent of the optionee, alter, impair or waive any rights or obligations of any option theretofore granted under the Plan.

     17. INVESTMENT PURPOSES, ETC. Prior to the issuance or delivery of any shares of the common stock under the Plan, the person exercising the stock option may be required to (a) represent and warrant that the shares of the common stock to be acquired upon exercise of the stock option are being acquired for investment for the account of such person and not with a view to resale or other distribution thereof, (b) represent and warrant that such person will not, directly or indirectly, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any such shares (except for a pledge of shares issued or delivered upon payment in whole or in part of the option price with a promissory note as contemplated by Section 7) unless the transfer, sale, assignment, pledge, hypothecation or other disposition of the shares is pursuant to effective registrations under the 1933 Act and applicable state or foreign securities laws or pursuant to appropriate exemptions from any such registrations, (c) execute such further documents as may be reasonably required by the Administrator upon exercise of the option or any part thereof, including but not limited to stock transfer restrictions. The certificate or certificates representing the shares of the common stock to be issued or delivered upon exercise of a stock option may bear a legend evidencing the foregoing and other legends required by any applicable securities laws. Furthermore, nothing herein or any option granted hereunder shall require the Company or an subsidiary to issue any stock upon exercise of any option if the issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, the Illinois securities laws, or any other applicable rule or regulation then in effect.

     18. NO RIGHT TO CONTINUED EMPLOYMENT. This Plan, and any option granted under this Plan, shall not confer upon any optionee any right with respect to continued employment by or service to the Company or any subsidiary, nor shall they alter, modify, limit or interfere with any right or privilege of the Company or any subsidiary under any employment or service contract heretofore or hereinafter executed with any optionee, including the right to terminate any optionee's employment, directorship, or advisory service, at any time for or without cause.

     19. DISPOSITION OF INCENTIVE OPTION SHARES. Except (a) as provided in options to the Company and other holders of the stock contained in stock transfer restriction agreements to which the Company is a party, or (b) in connection with reorganizations or other transactions described in Section 12 hereof, no stock acquired by the exercise of an Incentive Option granted under the Plan shall be transferable, otherwise than by will or the laws of descent and distribution, within two (2) years after the date the option was granted or within one (1) year after the transfer of such share of stock to the optionee pursuant to the exercise of the option. Each certificate representing the acquired shares shall bear a legend to this effect.

     20. COMPLIANCE WITH OTHER LAWS AND REGULATIONS. The Plan, the options granted hereunder and the obligation of the Company to sell and deliver stock under such options, shall be subject to all applicable federal and state laws, rules, regulations and to such approvals by any government or regulatory authority or investigative agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of stock prior to (a) the listing of any such stock to be acquired pursuant to the exercise of any option on any stock exchange on which the stock may then be listed, and (b) the compliance with any registration requirements or qualification of such shares under any federal or state securities laws, or obtaining any ruling or waiver from any government body which the Company or it subsidiaries shall, in their sole discretion, determine to be necessary or advisable, or which, in the opinion of counsel to the Company or its subsidiaries, is otherwise required.

     21. CORPORATE REORGANIZATIONS. Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class the subject to options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to, or the acquisition of stock representing more than eighty percent (80%) of the voting power of the stock of the Company then outstanding by, another corporation or person, the Plan shall terminate, and all options theretofore granted hereunder shall terminate, unless provision be made in writing in connection with such transaction for the continuance of the Plan and/or for the assumption of options theretofore granted, or the substitution for such options of options covering the stock of a successor employer corporation, or a parent or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event the Plan and options theretofore granted shall continue in the manner and under the terms so provided. If the Plan and unexercised options shall terminated pursuant to the foregoing sentence, all persons entitled to exercise any unexercised portions of options then outstanding shall have the right, at such prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of their options, including the portions thereof which would, but for this Section 21, not yet be exercisable.

     22. FINANCIAL ASSISTANCE. The Company is vested with authority under this Plan to assist any employee to whom an option is granted hereunder (including any director or officer of the Company or any of its subsidiaries who is also an employee) in the payment of the purchase price payable on exercise of that option, by lending the amount of such purchase price to such employee on such terms and at such rates of interest and upon such security (or unsecured) as shall have been authorized by or under authority of the Board.

     23. WITHHOLDING. If, upon exercise of any Nonstatutory Option (or any Incentive Option which is treated as a Nonstatutory Option because it fails to meet the requirements set forth herein for Incentive Options), the optionee fails to tender payment to the Company for any federal income tax withholding, the Administrator shall withhold from the optionee sufficient shares or fractional shares having a fair market value (determined under Section 11) equal to any amount which the Company is required to withhold under the Code. The Administrator shall also withhold any required cash amounts upon exercise of Stock Appreciation Rights.

     24. AMENDMENT AND TERMINATION. The Board may alter, amend, suspend or terminated this Plan, provided that no such action shall deprive an optionee, without his consent, of any option granted to the optionee pursuant to this Plan or of any of such optionee's rights under such option. Except as herein provided no such action of the Board, unless approved by the shareholders of the Company within twelve months prior to twelve months after such action, may:

     a. increase the maximum number of shares for which options granted under this plan may be exercised;

     b.   reduce the minimum permissible exercise price;

     c.   extend the ten-year duration of this Plan set forth herein; or

     d. alter the class of employees eligible to receive options under the Plan.

     25. PLAN DATE AND DURATION. The Plan shall take effect on the date it is adopted by the Board of Directors of the Company. Options may not be granted under this Plan more than ten years after the date of the adoption of this Plan, or of shareholder approval thereof, whichever is earlier.

     26. GOVERNING LAW. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the state of Illinois except to the extent that Illinois laws are preempted by any federal statute, regulation, judgment or court order, including but not limited to, the Code.

                             TOTAL CONTROL PRODUCTS, INC.

                                1996 Stock Option Plan

                                   AMENDMENT NO. 1


     Section 24 of the Total Control Products, Inc. 1996 Stock Option Plan (the "Plan") authorizes the Board of Directors of Total Control Products, Inc., an Illinois corporation, to amend the Plan at any time, subject to certain limitations. Effective as of the original effective date of the Plan, Section 7 of the Plan shall be replaced by the following:

         "7. PAYMENT OF OPTION PRICE. Payment for stock purchased under any exercise of an option granted under this Plan shall be made in full in cash concurrently with such exercise. Alternatively, such payment may be made in whole or in part with shares of the same class of stock as that then subject to the option and that have been held by the optionee for at least six months, delivered in lieu of cash concurrently with such exercise, the shares so delivered to be valued on the basis of the fair market value of stock (determined in a manner provided in Section 11 hereof) on the day preceding the date of exercise provided that the Company is not then prohibited from purchasing or acquiring shares of such stock. Notwithstanding the above, the Company can reject any form of payment that would cause the Company to recognize a charge to its earnings."

Except as amended by this document, the provisions of the Plan shall remain in effect.